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                                                                    Exhibit 10.5
          COGNIZANT
[LOGO]    TECHNOLOGY
          SOLUTIONS
      A Cognizant Company
--------------------------------------------------------------------------------

                                                 1700 Broadway New York NY 10019


                                     [FORM OF]

                                 SERVICE AGREEMENT

     This Agreement dated as of __________is between _______________ ("CUSTOMER") as customer, and Cognizant Technology Solutions Corporation ("CTS"), as service provider, and it defines the agreement between CUSTOMER and CTS for the services ("Services") that will be rendered by CTS for CUSTOMER pursuant hereto. The details of Services to be provided by CTS to CUSTOMER are outlined in the enclosed Work Schedule or Schedules which are attached hereto and made a part hereof.

1.   CERTAIN DEFINITIONS

     a) "Project" shall mean the Services and Deliverables to be provided by CTS under a specific Work Schedule.

     b) "Work Schedule" shall mean an attachment to this Agreement which references this Agreement and defines, with respect to a specific Project, the scope, Services, Deliverables, CTS responsibilities, CUSTOMER responsibilities, acceptance criteria, fees and payment schedule, and any modifications to this Agreement. Work Schedules shall be signed by both parties and shall be incorporated in and made part of this Agreement. In the event of a conflict between a Work Schedule and this Agreement, the Work Schedule shall prevail.

     c) "Deliverables" are the outputs of Services to be supplied under any Work Schedule, and shall include but are not limited to, all software and written material, including programs, tapes, listings, and other programming documentation.

2.   OWNERSHIP OF SERVICES AND DELIVERABLES

     a) CTS agrees and acknowledges that all ownership, title, intellectual property and other proprietary rights (including, without limitation, all patents, copyrights, trademarks and trade secrets) (collectively, "Proprietary Rights") in any Services or Deliverables provided to or developed for CUSTOMER by CTS or any Representative (as defined below) of CTS, whether such Proprietary Rights arise under the laws of India, USA or any other country in the world, shall automatically vest in CUSTOMER and CTS hereby assigns all such Proprietary Rights in such Services and Deliverables to CUSTOMER, except for those Services and Deliverables listed on any Work Schedule, which shall remain the property of CTS.

     b) CTS agrees that it shall not, either directly or through its Representatives, claim any Proprietary Rights with respect to any Services or Deliverables provided to CUSTOMER and that any work performed by CTS or its Representatives for CUSTOMER shall be considered a "Work for Hire" and CUSTOMER shall own all rights comprised in any copyright obtained or obtainable by CTS with respect to such Services or Deliverables.


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     c)   Notwithstanding the foregoing, Proprietary Rights, Deliverables and
          Services shall not include any of CTS's methodologies for managing Year 2000 projects or CTS's or third parties' software tools, including but not limited to (a) Impact Analyzer and Viewer, (b) Code Changers and (c) Data Migration Program Generator, nor any new or improved methodologies or tools developed by CTS during the course of any Project hereunder which are not explicitly included within the Deliverables defined in any Work Schedule hereunder (all such methodologies and tools, collectively, the "Tools"). The Tools are proprietary to CTS or used under license from third parties and shall not be considered "Works for Hire." CUSTOMER further acknowledges that CTS shall be free to use the Residuals relating to Services or Deliverables for any purpose, including use in the development and enhancement of tools to support delivery of its services, and that such Residuals shall not constitute Proprietary Rights or "Works for Hire" and will not be the property of CUSTOMER. The term "Residuals" as used herein means ideas and concepts related to Services or Deliverables in non-tangible form which are mentally retained by employees of CTS.

     d) In the event of termination of this Agreement or any Work Schedule by reason of a breach or default of CTS, CTS hereby grants to CUSTOMER, effective in such event, a royalty-free, irrevocable, non-exclusive paid-up license to use and modify the Tools for the purpose of completing any Project and undertaking any additional Year 2000 remediation projects for CUSTOMER and shall deliver to CUSTOMER copies of all program code, specifications, documentation and other information as may be necessary to effectuate such license, subject, however, to any restrictions imposed on CTS by third-party vendors with respect to embedded software, licensed software and any other restrictions or limitations to which CTS is subject; provided, however, that CUSTOMER may utilize such license only for its internal use as aforesaid and may not sublicense or remarket the licensed Tools to any third party.

3.   CONFIDENTIALITY

     a) CTS shall, and shall cause each of its employees, officers, directors, agents and consultants (collectively, "Representatives") who are involved in the CUSTOMER relationship to, keep all Confidential Information of CUSTOMER confidential, not to disclose it to any third party without the prior written consent of CUSTOMER, and not to use it for any purpose other than that for which it was provided to CTS.

     b) CTS shall only disclose Confidential Information to those of its Representatives who have a need to know the same for legitimate business purposes.

     c) CTS shall make only such notes, sketches, drawings, photocopies or other written or photographic records of or relating to the Confidential Information (collectively, "Records") as are reasonably necessary to provide the Services or Deliverables and all such Records shall belong to CUSTOMER and such Records shall be deemed to be Confidential Information for purposes of this Agreement. All Confidential Information shall be handed over to CUSTOMER promptly upon the written request of CUSTOMER.

     d) In the event that CTS or its Representatives become legally compelled to disclose any Confidential Information, CTS shall, if feasible, give sufficient notice to CUSTOMER to permit CUSTOMER to seek a protective order or other appropriate relief. If such order or other relief is not obtained, CTS shall only make disclosure of such portion of the Confidential Information that is legally required and no more.

     e) CTS confirms and acknowledges that any disclosure of Confidential Information by CUSTOMER to CTS shall not be construed as granting in any manner any license or other right to use such Confidential Information other than for the sole purpose for which it was provided to CTS.


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     f)   CUSTOMER and its Representatives similarly agree to maintain information regarding CTS's processes, tools, methodologies and any other Confidential Information of CTS strictly confidential, and the foregoing paragraphs (a) - (e) shall apply equally to CUSTOMER's obligations to CTS.

     g) "Confidential Information" hereunder includes all information which is considered proprietary to CTS or CUSTOMER, as the case may be, including but not limited to information or materials related to the business affairs of the respective party, customer information, design programs and documentation of data processing applications systems and software, and the Services and Deliverables developed as part of this Agreement. Confidential Information shall not include, however, any information which (i) is generally available to the public, or becomes available to the public other than as a result of an improper disclosure hereunder, (ii) was previously known to the party obligated hereunder, (iii) becomes available to the obligated party on a non-confidential basis from a source other than the disclosing party, provided the source is not known by the obligated party to be in violation of a confidentiality obligation to the disclosing party, or
          (iv) was independently developed by the obligated party without reference to or reliance on Confidential Information of the other party.

4.   DOCUMENTATION

     As an integral part of any Project as set forth in the Work Schedule, CTS shall be required to provide detailed documentation describing the content, purpose, methods and operation of any programs and procedures developed by CTS in connection with such Project.

5.   PERSONNEL; NON-SOLICITATION

     a) All persons assigned to any Project will be employees of CTS or its affiliated companies, provided that CTS may retain independent contractors with the prior written approval of CUSTOMER. CTS shall assign a dedicated group of qualified programmers or other personnel, subject to CUSTOMER's approval, whose primary responsibility will be to provide Deliverables for the Project as set forth in the relevant Work Schedule. CTS will submit to CUSTOMER for approval each CTS employee at or above the level of Assistant Project Manager to be assigned to the Project ("Approvable Employees"), together with a summary of the Approvable Employee's education, background and experience. If CUSTOMER does not reject the proposed Approvable Employee within 15 days after the request for approval, CUSTOMER will be deemed to have approved the Approvable Employee for the Project. In the event that CUSTOMER is unsatisfied with the qualifications of any such person, CTS will select a different individual who reasonably meets CUSTOMER's requirements. Notwithstanding CUSTOMER's prior approval of a CTS Approvable Employee, if CUSTOMER notifies CTS that the Approvable Employee does not adequately perform assigned responsibilities, lacks the abilities or skills (including interpersonal skills) needed to fulfill the tasks relating to the Project, fails to comply with company policies and procedures for maintaining security of CUSTOMER's computer systems, or is otherwise unsatisfactory to CUSTOMER, CTS shall take such necessary actions to substantially improve such person's conduct or performance, or at CUSTOMER's request and at no cost to CUSTOMER, CTS shall replace such person with an individual who reasonably meets CUSTOMER's requirements.

     b) CTS reserves the right to replace its employees assigned to CUSTOMER when CTS deems necessary, provided that (I) prior to replacing any Approvable Employee, CTS shall give CUSTOMER not less than 10 days prior written notice and shall discuss with CUSTOMER the reasons for the replacement, (ii). any CTS employee


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          substituted for an Approvable Employee shall meet the qualifications set forth in the preceding paragraph (a),. (iii) if CTS removes a Project Manager from a Project for reassignment to another client, CTS shall provide a replacement Project Manager who will start on the Project prior to the end date of the replaced individual and CTS will not charge CUSTOMER for the services provided by the replacement Project Manager for a reasonable overlap period not exceeding one
          week, and (iv)   CTS agrees that it may not divert employees from any
          Project under this Agreement solely in the interest of attracting or better servicing other clients of CTS only if such diversion would not materially delay or otherwise have a material adverse effect on the completion of any Project hereunder.

     c) CTS represents that all employees, agents and consultants engaged in work on any Project under this Agreement will have executed agreements with CTS sufficient to permit CTS to carry out its obligations under Sections 2 and 3 hereof.

     d) CUSTOMER and CTS agree that they will not employ as a staff or contractor, any person working for the other, for one year from the date such person ceases, while this agreement is in effect, to be an employee of CUSTOMER or CTS, as the case may be; provided, however, that CUSTOMER shall not be bound by this prohibition in the event of a termination of the Agreement by reason of a breach or default by CTS.


6.   PROJECT MANAGEMENT

     a) Each party will designate in the Work Schedule at least one individual to serve as its Project Manager. Both parties may from time to time replace their Project Managers, provided such replacement does not delay the completion of the Project and provided that each new Project Manager shall be subject to the reasonable approval of the other party. If CTS's Project Manager is unable to perform his or her duties for any reason, CTS will use its best efforts to replace the Project Manager within 5 business days. The Project Managers will manage the Project and be the primary contacts for notices and communications hereunder. CTS will deliver periodic status reports to CUSTOMER's Project Manager as more specifically set out in the Work Schedule, identifying, among other things, material issues that have been resolved or are to be resolved, along with a projected date of resolution. On a mutually agreed upon time and schedule, until final acceptance as defined in the Work Schedule, the Project Managers, and other appropriate personnel, will meet regularly to discuss the progress of the Project and any outstanding issues to resolve, and make reasonable efforts to resolve any problems in performing the Project.

     b) Either party, through its Project Manager, may propose changes to the Work Schedule, which shall be subject to agreement of the other party. With respect to any change requested by CUSTOMER, CTS will notify CUSTOMER's Project Manager in writing no later than 10 days after the change request is submitted, how the change would impact the Project, including but not limited to changes in CTS or CUSTOMER staffing requirements or other resources, effects on the quality or nature of the Deliverables, effects on the Project schedule, adjustments to CTS's professional charges, or any other effects on the Work Schedule. If CUSTOMER, in its sole discretion, authorizes the change and if the change is accepted by CTS, the change shall be implemented; provided that CTS shall use its best efforts to accept any changes so authorized by CUSTOMER that relate to acceleration or deceleration of the time schedule of the Project.


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[LOGO]    TECHNOLOGY
          SOLUTIONS
      A Cognizant Company
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7.   PRICING

     Fees for Year 2000 remediation Projects charged on a time-and-materials basis shall be as set forth on Exhibit 1 hereto. Fees for Year 2000 remediation Projects charged on a line-of-code basis and fees for non-Year 2000 Projects shall be set forth in the respective Work Schedule.

8.   PAYMENT TERMS

     a) CTS shall invoice CUSTOMER every month for the services rendered. The invoice payment terms are net thirty days from the invoice date, assuming the services or goods have been satisfactorily delivered to CUSTOMER. Each invoice shall set forth the supporting details listed in Exhibit 1 hereto.

     b) CUSTOMER shall perform any tax withholding required by any state or the U.S. government. This withholding shall be deducted from the payments made to CTS by the CUSTOMER. CUSTOMER shall not be liable for reimbursing CTS for such withholding. This provision shall not apply to state sales or use tax, which CUSTOMER shall be responsible for paying. CTS shall make clear on its invoices to the CUSTOMER the amount billed for any services provided in any state and the amount billed for any services provided outside the United States.

9.   VISA/WORK PERMITS

     In the event it is necessary for CTS to obtain visas or work permits for CTS employees, the CUSTOMER will provide documentation indicating the nature and location of the work to be performed, and its necessity, or other documentation as may be reasonably required and related to this Agreement, and will post such notices as are required by law. CTS shall not be liable or deemed in default hereunder for any delay or failure in performance under this Agreement resulting from (i) failure of CUSTOMER to comply with the foregoing sentence or (ii) changes in government visa or immigration regulations or requirements beyond CTS's control, either of which renders CTS unable to supply personnel without unreasonable additional expense or regulatory compliance efforts.

10.  WARRANTIES

     a) CTS warrants and represents that the Services and Deliverables provided or developed by CTS hereunder shall not infringe upon the patents, patent applications, trade secrets, copyrights, trademarks or other Proprietary Rights of CTS or any third party and that CUSTOMER shall have full and unencumbered rights thereto.

     b) CTS warrants that any Services provided shall be done in a workmanlike manner by competent personnel, knowledgeable in the Services and Deliverables thereunder. CTS will follow quality assurance plans and standards based on IEEE standards and process certified by KPMG's ISO 9001 certification for CTS Total Quality Management.

     c) CTS will supply a sufficient number of suitably qualified, trained and experienced personnel to meet the requirements of the Project, including the project deadlines.

     d) In the event of breach of any warranty hereunder, CTS shall remedy such breach at its own expense within a reasonable time after CUSTOMER has given CTS written notice thereof.


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     e)   Notwithstanding any other provisions of this Agreement, (i) CTS shall not be liable to CUSTOMER for any incidental or consequential damages, including, without limitation, the loss of sales or revenues, loss of goodwill, loss of business information or loss of profits, even if advised of the possibility of such damages or loss, and (ii) CTS's aggregate liability, if any, for any or all losses or injuries to CUSTOMER arising out of or under any Work Schedulethis Agreement shall not exceed the amount paid by CUSTOMER under such Work Schedule this Agreement.

CTS MAKES NO OTHER WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR WARRANTIES OF UNINTERRUPTED OR ERROR-FREE PERFORMANCE OF COMPUTER SYSTEMS, APPLICATIONS, SOFTWARE, HARDWARE OR EQUIPMENT.

11.  ENTIRE AGREEMENT


     By executing a Work Schedule with respect to a Project, CTS and CUSTOMER acknowledge that there are no agreements or understandings written or oral, between them with respect to the Project other than as set forth herein or in the Work Schedules and that this Agreement and such Work Schedule contain the entire agreement between CTS and CUSTOMER with respect to such Project. Neither this Agreement nor any Work Schedule may be altered, modified, terminated or discharged except by a writing signed by the party against whom such alteration, modification, termination or discharge is sought. In the event that CTS provides Services or Deliverables to CUSTOMER without a Work Schedule being executed with respect thereto, CTS agrees that all of the terms and conditions of this Agreement shall apply with respect to the provision of such Services or Deliverables to the extent that they are not in conflict with any other written agreement governing the provision of such Services and Deliverables.

12.  TERM; CANCELLATION OF A PROJECT; TERMINATION

     a) The term of this Agreement shall continue indefinitely until terminated as provided herein.

     b) CUSTOMER may cancel a Project before completion at any time and for any reason without incurring liability except as set forth below by providing thirty (30) days' written notice to CTS. In the event that a Project is canceled before its completion, CUSTOMER shall pay CTS for its Services and Deliverables provided (whether or not complete) until the date of cancellation plus any reasonable wind-down expenses actually incurred by CTS within 30 days thereafter (including, without limitation, any reasonable expenses incurred in reallocating employees of CTS to other projects).

     c) CUSTOMER may terminate this Agreement or any Work Schedule without incurring liability in the event of a Default by or relating to CTS. A Default will be deemed to have occurred if: (i) CTS fails to comply with a material term of a Work Schedule, including failing to timely deliver any of the Deliverables, or to complete the Project in accordance with the Project schedule set forth in the Work Schedule,
          (ii) CTS gives CUSTOMER notice to terminate or terminates the Agreement or a Work Schedule, or ceases work on an ongoing Project, before CTS completes work on a Project under a Work Schedule to CUSTOMER's satisfaction, (iii) CTS fails, neglects or refuses to duly observe or perform any other material obligation under the Agreement or a Work


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          Schedule in a timely manner and fails to cure such default within 20 days of receipt of a written notice of non-compliance, or (iv) CTS becomes insolvent, generally fails to pay its debts as they come due, enters into receivership or any arrangement or composition with creditors generally, is the subject of a voluntary or involuntary petition or other action or proceeding for bankruptcy or reorganization or dissolution or winding-up, or makes an assignment for the benefit of creditors. In addition to CUSTOMER's right of termination in any such event, CUSTOMER shall have all other rights provided under this Agreement or by law, including, without limitation, those set forth in Sections 2(d) and 5(d) hereof.

13.  NO WAIVER

     No omission or delay by CTS or CUSTOMER at any time to enforce any right or remedy reserved to it, or to require performance of any other terms, covenants or provisions hereof or of a Work Schedule shall be a waiver of any such right or remedy.

14.  SURVIVAL OF OBLIGATIONS

     All agreements, representations and warranties contained in this Agreement and any Work Schedule attached hereto or in any document delivered pursuant hereto or thereto shall be for the benefit of CTS or CUSTOMER, as the case may be, and their respective successors and permitted assigns and shall survive the termination of this Agreement and any Work Schedule.

15.  NOTICES

     All notices, requests, demands, waivers and other communications required or permitted to be given hereunder or under any Work Schedule shall be given in writing and shall not only be deemed received upon actual receipt by CTS or CUSTOMER, as the case may be, and shall be sent to the person and to the address or fax number for such party set forth below or to such changed person, address or fax number as may be subsequently submitted by written notice of either party. Telecopy and courier service are permissible non-exclusive means of delivery.

16.  SEVERABILITY

     In the event any one or more of the provisions of this Agreement and/or any Work Schedule shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement and/or any such Work Schedule shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

17.  AMENDMENTS

     Any changes to this Agreement or any Work Schedule must be reviewed and agreed upon in writing by both parties.


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18.  GOVERNING LAW

     This Agreement shall be construed in accordance with and governed for all purposes by the laws of New York for all tasks to be performed entirely in New York .

19.  INSURANCE; COMPLIANCE WITH LAWS

     a) CTS shall maintain, during the term of this Agreement, insurance covering general liability, bodily injury, and property damage. CTS shall provide written documentation to the CUSTOMER that indicates the amounts of said insurance coverages maintained by CTS. In addition, CTS shall maintain workers' compensation insurance as required by all applicable laws.

     b) The Services or Deliverables shall not be provided in violation of any U.S. or foreign law, treaty, rule or regulation, and CTS shall have obtained all permits, visas and other materials necessary to comply with such laws, treaties, rules and regulations.

20.  ARBITRATION

     Any controversy or dispute arising out of or with respect to the Agreement or the Services to be provided under it shall be decided solely by arbitration held in New York, New York , in accordance with the commercial arbitration rules of the American Arbitration Association and the laws of the State of New York, provided the panel of arbitrators to be selected shall all be persons engaged primarily in businesses associated with the design, manufacture, sale and service of high-technology equipment and systems. The arbitrators shall have all the powers of a New York Court; their award may include, at their discretion, reasonable attorney's fees and costs. Judgment upon award may be entered in any court having jurisdiction.

21.  ASSIGNMENT

     This Agreement shall not be assignable by either party without prior written consent of the other party, which shall not be unreasonably withheld; provided, however, that CTS may assign its rights and obligations under this Agreement to any entity controlling, controlled by, or under common control with, CTS, provided that no such assignment shall relieve CTS of its obligations hereunder, and CUSTOMER may assign its rights and obligations under this Agreement to any entity controlling, controlled by, or under common control with, CUSTOMER, provided that such entity agrees in writing to assume CUSTOMER's obligations hereunder.

22.  INDEPENDENT CONTRACTOR STATUS

     CTS and the CUSTOMER agree and understand that CTS is performing under this Agreement as an independent contractor for the CUSTOMER, and neither CTS nor any of its employees, agents or subcontractors are employees or agents or the CUSTOMER. Accordingly CTS, its employees, agents and subcontractors have no authority to make any contract or presentation to create any obligation or liability whatsoever on behalf of the CUSTOMER. Nothing herein contained shall be construed as reserving to the CUSTOMER any right to control CTS with respect to CTS's conduct in the performance of this Agreement or the manner in which the Services herein are performed. CTS, its employees,


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     agents or subcontractors shall not be entitled to any benefits accorded to
     CUSTOMER's employees, including, without limitation, workers' compensation, disability insurance, vacation or sick pay.

23.  INDEMNIFICATION

     a) CTS shall indemnify and save harmless the CUSTOMER, its agents and employees (individually a "CUSTOMER Indemnitee", and collectively "CUSTOMER Indemnitees") from and against any and all loss, damage, injury or liability to, or death of, any natural person, including any employee, subcontractor, agent or invitee of CTS, as well as attorneys' fees and expenses relating thereto, arising out of the services performed by, or any other act of, CTS under this Agreement, unless such loss, damage, injury, liability, death or claim is the result of the negligence or willful misconduct of a CUSTOMER Indemnitee. The CUSTOMER's right to indemnification shall be independent of the CUSTOMER's rights with respect to insurance as provided in this Agreement, except that any claim by CUSTOMER hereunder shall be reduced by any recovery under such insurance.

     b) CUSTOMER shall indemnify and save harmless CTS, its agents and employees (individually a "CTS Indemnitee", and collectively "CTS Indemnitees") from and against any and all loss, damage, injury or liability to, or death of, any natural person, including any employee, subcontractor, agent or invitee of CUSTOMER or CTS, as well as attorneys' fees and expenses relating thereto, arising out of or relating to the services performed under this Agreement or by reason of CTS personnel's presence on CUSTOMER's premises, unless such loss, damage, injury, liability, death or claim is the result of the negligence or willful misconduct of a CTS Indemnitee.

24.  PUBLICITY

     CTS may refer to CUSTOMER as a customer reference in business dealings (including written sales materials) with potential customers and financial concerns, and CTS and its parent companies may refer to CUSTOMER as a customer in public securities law or other government filings. At the request of CTS, CUSTOMER and CTS will prepare a joint press release announcing the execution and general subject matter of this Agreement, provided that the financial terms of this Agreement shall not be disclosed. Except as provided above, neither party will refer to or disclose the terms of this Agreement to any third party or use the name of the other party in any form of publicity or advertising, either directly or indirectly, without the prior written consent of the other party.


SIGNATORIES

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THEIR DULY AUTHORIZED REPRESENTATIVES TO SET THEIR HAND AS OF THE DATE FIRST ABOVE WRITTEN.


CUSTOMER                                          CTS
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Signature :                                       Signature :


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